                                                                EXHIBIT 10.3

                                 BITSTREAM INC

                     AGREEMENT AND PLAN OF RECAPITALIZATION



                               TABLE OF CONTENTS

Section     Description                                                     Page
- -------     -----------                                                     ----

RECITALS                                                                      1

SECTION 1   COVENANTS BY STOCKHOLDERS                                         4

1.1.        Waiver of Redemption.                                             4
1.2.        Liquidation.                                                      4
1.3.        Cancellation and Restatement of Shareholder Agreements.           4
1.4.        Confidential Information.                                         4
1.5.        Certain Provisions Regarding Transfers by Regulated Shareholder.  5

SECTION 2   PLAN OF REORGANIZATION OF THE COMPANY                             6

2.1.        Charter Amendment.                                                6
2.2.        Recapitalization Date.                                            7
2.3.        Stock Certificates.                                               7
2.4.        Conversion of Old Stock into New Stock.                           7
2.5.        Conversion Chart.                                                 8
2.6.        Exchange of Stock Certificates.                                   8
2.7.        Automatic Effect.                                                 9
2.8.        No Fractional Shares.                                             9
2.9.        Warrants and Options.                                             9
2.10.       New Option Shares.                                                9
2.11.       Tax Treatment.                                                    9

SECTION 3   REPRESENTATIONS AND WARRANTIES OF THE COMPANY                    10

3.1.        Organization and Standing.                                       10
3.2.        Corporate Action.                                                10
3.3.        Governmental Approvals.                                          10
3.4.        Restrictions Upon Transfer of Capital Stock.                     10
3.5.        Financial Information.                                           10
3.6.        Deferral of Repurchase (re the "Regulated Shareholders").        11
3.7.        Repurchase of Certain Shares Held by Regulated Shareholder.      12

SECTION 4   COVENANTS OF THE COMPANY                                         13

4.1.        Quarterly Financial Statements.                                  13
4.2.        Maintenance of Records, Inspection.                              13
4.3.        Board of Directors' Meetings                                     13

Agreement and Plan of Recapitalization                                   Page ii
Bitstream Inc.                                  Effective Date: October 28, 1994

Section     Description                                                   Page
- -------     -----------                                                   ----
4.4.        Adjustment of Thresholds.                                      13
4.5.        Assignment of Rights to Information.                           13
4.6.        Termination of Covenants.                                      14

SECTION 5   RIGHT OF CO-SALE                                               14

5.1.        Agreement to Sell.                                             14
5.1.1.      Notice.                                                        14
5.1.2.      Terms of Co-Sale Right.                                        14
5.1.3.      Response by Co-Sale Shareholders.                              14
5.1.4.      Transfers for Other than Value.                                14
5.2.        Exceptions.                                                    15

SECTION 6   PREEMPTIVE RIGHTS                                              15

6.1.        Preemptive Rights.                                             15
6.2.        Exceptions.                                                    16
6.3.        Issuances to Regulated Shareholders.                           17

SECTION 7   REGISTRATION                                                   17

7.1.        Piggyback Registration.                                        17
7.1.1.      Inclusion in Registration.                                     17
7.2.        Required Registration.                                         18
7.3.        Registration on Form S-3.                                      18
7.4.        Effectiveness.                                                 18
7.5.        Indemnification.                                               18
7.6.        Exchange Act.                                                  20
7.7.        Damages.                                                       21
7.8.        Further Obligations of the Company.                            21
7.9.        Expenses.                                                      22

SECTION 8   DEFINITIONS                                                    22

8.1.        "Affiliate"                                                    22
8.2.        "Person"                                                       22
8.3.        "Regulated Shareholder"                                        22

SECTION 9   MISCELLANEOUS                                                  23

9.1.        Survival.                                                      23
9.2.        No Waiver                                                      23
9.3.        Amendments, Waivers, and Consents.                             23
9.4.        Notices.                                                       23
9.5.        Costs, Expenses and Taxes.                                     23
9.6.        Brokers, etc.                                                  23
9.7.        Binding Effect                                                 24
9.8.        Governing Law.                                                 24

Exhibit 10.3


                                 BITSTREAM INC.

                     AGREEMENT AND PLAN OF RECAPITALIZATION


         This is an agreement and plan of recapitalization with an effective date of October 28, 1994 by and among Bitstream Inc., a Massachusetts corporation first organized on December 7, 1981, and having its principal place of business at 215 First Street, Cambridge, Mass. 02142 (the "Company") and the undersigned holders of its Classes H & I Series of Preferred Stock (the "H & I Stockholders"), its Classes F & G Series of Preferred Stock (the "F & G Stockholders").

                                    RECITALS

                  A. The total number of shares of all classes of stock as of the Effective Date that the Company has authority to issue consists of 37,079,820 shares (all having a $.01 per share value), as follows:

               Common:

               Class A                                    24,000,000
               Class B                                     2,000,000
               Class C (Nonvoting)                         2,094,446

               Preferred:

               Class A                                     1,000,000
               Class B                                     2,000,000
               Class C                                       688,952
               Class D                                       154,332
               Class E (Nonvoting)                           361,984
               Class F                                     2,800,000
               Class G (Nonvoting)                           880,116
               Class H                                     1,000,000
               Class I                                       100,000
                                                          ----------

               Total                                      37,079,830

                  B. The stockholders of the Company and the outstanding shares owned by them are as listed on Schedule B hereto (said shares sometimes referred to hereinafter as "Old Stock");

                  C. On April 29, 1993, in connection with the Series H &I Offering referred to below, the Series F and G investors received an amendment of their investment agreement to double their number of share and warrant units that they had received initially in their November 1992 offering;

Agreement and Plan of Recapitalization                                    Page 2
Bitstream Inc.                                  Effective Date: October 28, 1994


                  D. The Company in the H and I offering, in order to raise additional capital on an emergency basis, amended its Articles of Organization to grant both the Series F and G and the new Series H and I investors a liquidation preference that held priority over all common stock and all prior preferred stock, and more than 2/3 of each class of stock outstanding approved both amendments;

                  E. Pursuant to the Series F through I liquidation preferences, in the event of a triggering event under Section 3. of Article 4 of the amended Articles, the Series F through I stockholders would be paid their full liquidation preferences prior to any payments to the junior, Class A through E preferred stockholders in the amounts of $1.00 per share for the Series F and G and $3.00 per share for the Series H and I;

                  F. The April 29, 1993 stock purchase agreement gave the new, Series H Preferred Stockholders the ability to require the Company to redeem their 685,690 shares for $3.00 each as of October 31, 1994, representing a total potential payment of $2,057,070, and the Series I Preferred Stockholders the ability to require a redemption payment of $300,000 as of October 31, 1998;

                  G. The Company recently conducted extensive, but ultimately unsuccessful efforts to find a buyer for its operations, and currently has a negligible to negative book value and the Directors therefore anticipate that the Company will be incapable of paying the H stockholders any material amount of their redemption, and have informed the H stockholders of that fact;

                  H. The H Stockholders hold the right to take over the board of Directors of the Company, and to take any other actions necessary to enable them to enforce the redemption, and they acquired and are holding the proxies from more than 2/3 of each class of stock outstanding to enable the Chairman of the Board or the President to vote the shares at the direction of 51% or more of the number of shares of the Company's Class H Preferred Stock voting in any matter that the holders of Class H Preferred Stock are entitled to vote (including, without limitation, any vote of holders of the capital stock of the Company upon a merger or sale of the Company or of all or substantially all of the Company's assets and business or an amendment of the Company's Amended Articles of Organization) (copy of proxy attached as Exhibit H);

                  I. The H Stockholders have informed the Company that, unless they and the Company can agree to an alternative to the redemption, the H Stockholders will proceed to take all such actions as are necessary and allowable under the terms of their redemption agreement and proxy;

Agreement and Plan of Recapitalization                                    Page 3
Bitstream Inc.                                  Effective Date: October 28, 1994


                  J. Despite showing an operating profit over the last three quarters as a result of the drastic restructuring of its operations, the Company will continue to need all of its available cash on hand (an amount that in any event will equal substantially less than $2,057,070 as of October 31, 1994) for the foreseeable future to continue to pay off its creditors, fund its ongoing operations, and fund a modest expansion to support its TrueDoc(TM) initiative;

                  K. Despite the Company's inability to pay a material portion of the redemption amount, the H Stockholders have informed the Company that they recognize that it is not in their or the Company's best interests vigorously to pursue its collection, and have decided instead to waive their redemption rights provided that the Company effects a recapitalization that reflects their current liquidation preferences by increasing their stock ownership in the recapitalized company, and also reserves a certain amount of stock for the issuance upon exercise of options and warrants to be granted as incentive compensation to employees and outside service providers;

                  L. The I Stockholder also is willing to waive its future redemption right subject to the recapitalization;

                  M. By the same token, the F, G, H & I Stockholders are willing to deem any and all of their liquidation preferences satisfied that might be triggered by the recapitalization;

                  N. Despite the failure of efforts to sell the Company and its negligible book value, the stockholders and directors have agreed to establish a value for the Company of approximately $5 million;

                  O. The Board of Directors believes that would assist the Company in obtaining future debt and equity financing to simplify its capital structure and reduce its existing eleven classes of stock down to a minimum that is acceptable to its shareholders (including G Preferred stockholder J.P. Morgan Capital Corporation which may own no more than 5% of the voting stock of a corporation due to United States banking laws);

                  P. Upon the completion of the proposed plan of recapitalization, the undersigned F, G, H & I Stockholders will represent the holders of a majority of the shares of New Stock outstanding; and

                  Q. In the unanimous opinion of the Board of Directors, the proposed plan of recapitalization will strengthen the equity capitalization of the Company, and inure to the advantage and welfare of the Company and its stockholders.

Agreement and Plan of Recapitalization                                    Page 4
Bitstream Inc.                                  Effective Date: October 28, 1994



         NOW THEREFORE, in consideration of the premises and the mutual undertakings of the parties hereinafter set forth, the Company hereby adopts and the H & I Stockholders and the F & G Stockholders hereby agree to the following plan of recapitalization, and accept the rights conferred herein on behalf of all of the stockholders of the Company:

                                   SECTION 1

                           COVENANTS BY STOCKHOLDERS

         1.1. Waiver of Redemption. Subject to the following sentence, the undersigned H & I Stockholders, constituting the holders of more than 51% of the outstanding H & I Stock, hereby waive any right of redemption that they may have or had under the unamended Articles of Organization, subject to final approval of this plan and the filing and effectiveness of the Amended Articles of Organization referred to in the following Section 2. If the stockholders do not approve this plan and agreement as of the Recapitalization Date, the H Stockholders accordingly reserve the right to call for the redemption of their shares on the Recapitalization Date and, upon the failure of the Company to redeem, to exercise the proxies they now hold for the purpose of voting the approval of this plan and agreement by the stockholders of the Company.

         1.2. Liquidation. The undersigned F, G, H & I Stockholders hereby covenant and agree that any and all rights that they may have or had under
Section 4.b.3. of the unamended Articles of Organization upon the effectiveness of this plan and agreement to receive payment of any liquidation preference are hereby deemed to be fully satisfied, subject to the full and final approval of this Plan and Agreement of Recapitalization, and the filing and effectiveness of the newly Amended Articles of Organization referred to in the following Section 2.

         1.3. Cancellation and Restatement of Shareholder Agreements. As of the Effective Date, the Company and the F, G, H & I Stockholders hereby waive and cancel all rights held by the Company and said stockholders under any and all outstanding prior stockholder agreements in return for the stockholder rights stated herein and in the Amended Articles of Organization subject to completion of the recapitalization provided for herein by the Recapitalization Date.

         1.4. Confidential Information. The stockholders understand that certain information that such stockholders will receive from the Company may constitute confidential information of the Company (the "Confidential Information"). The stockholders shall not disclose any such information identified to them in writing as Confidential information except to those employees or independent contractors of the stockholders who participate directly in the supervision and review of the stockholders' investment in the Company or as required by law. The stockholders shall take all reasonable steps necessary to protect the Confidential Information, including, without

Agreement and Plan of Recapitalization                                    Page 5
Bitstream Inc.                                  Effective Date: October 28, 1994



limitation, such steps as are equivalent to those used by the stockholders with regard to their own Confidential Information.

         1.5. Certain Provisions Regarding Transfers by Regulated Shareholder. The undersigned Regulated Shareholder agrees and covenants as follows:

                  1.5.1. No shareholder that is a Regulated Shareholder (as defined in Definitions section) may sell, assign, pledge, encumber or otherwise transfer any shares of Class B Common or Class B Preferred New Stock, or warrants for the purchase of the same (collectively, the "Class B Shares"),except

                           (i) to the Company;

                           (ii) to other shareholders of the Company pursuant to
                  any contractual right of first offer existing in favor of shareholders at the time of such transfer,

                           (iii) to an Affiliate of such Regulated Shareholder,

                           (iv) in connection with any merger, consolidation or
                  reorganization of the Company or sale of more than 50% of the outstanding Common Stock of the Company (collectively, a "reorganization"),

                           (v) in a registered public offering or a sale
                  pursuant to Rule 144 under the Securities Act (or any successor rule or regulation),

                           (vi) in a private sale (otherwise than to the
                  Company, another shareholder as set forth in exception (ii) above, an Affiliate or in a reorganization or public offering or sale), provided that the Regulated Shareholder (A) shall have first offered to the Company the right to purchase all of such Class B Shares pursuant to a written offer that shall have been open to acceptance for a period of at least ten days, for cash at a price that did not exceed the price obtained in the private sale, and (B) shall not knowingly sell or otherwise transfer to any single person or group of persons acting in concert a number of shares of Class B Shares that, if converted into Class A Common Stock would represent more than 2 percent of the shares of Class A Common Stock then outstanding; or

                           (vii) upon the advice of counsel to such Regulated
                  Shareholder that such sale or other transfer is permitted under the laws and regulations applicable to such Regulated Shareholder.

Agreement and Plan of Recapitalization                                    Page 6
Bitstream Inc.                                  Effective Date: October 28, 1994



                           1.5.2. Anything in this Agreement to the contrary
                  notwithstanding, in the event that it becomes unlawful for any Regulated Shareholder to continue to hold some or all of the New Stock or warrants held by it (or shares issued on conversion of either of them) ("Shares"), or restrictions are imposed on any such holder by any statute, regulation or interpretation or decision of any governmental authority which, in the reasonable judgment of such holder, make it unduly burdensome to continue to hold such Shares, such holder may sell or otherwise dispose of its Shares, and the Company shall assist such Regulated Shareholder in disposing of its Shares in a prompt and orderly manner, and, at the request of such holder, shall provide (and authorize such Regulated Shareholder to provide) financial and other information concerning the Company to any prospective purchaser of the Shares, provided, however, that any such prospective purchaser shall enter into an agreement in writing with the Company to keep such information confidential. Such Regulated Shareholder shall reimburse the Company for all reasonable expenses incurred by the Company in connection with the Company's assistance of such holder hereunder.

                                   SECTION 2

                     PLAN OF REORGANIZATION OF THE COMPANY

The following actions shall occur upon the final approval of this Plan of Recapitalization:

         2.1. Charter Amendment. The Amended Articles of Organization of the Company, a copy of which is annexed hereto as Exhibit 2.1, shall be filed with the Secretary of State of the Commonwealth of Massachusetts no later than November 21, 1994. The said Articles shall, as of the Recapitalization Date, revise the number of classes of common stock as follows:

                  2.1.1. Reduce the three common classes "A" through "C" to two new classes "A" and "B" (referred to hereinafter as the "Common Stock" or "Common New Stock"),

                  2.1.2. Reduce the current nine classes of preferred stock ("A" through "I") to two (classes "A" and "B") (referred to hereinafter as the "Preferred Stock" or "Preferred New Stock").

                  2.1.3. Each new class shall have $.01 per value and such preferences, voting powers, qualifications, special or relative rights or privileges as are set forth in Section 4 of the said Amended Articles ("New Stock").

                  2.1.4. Class B New Stock shall be nonvoting (for the purposes of the current Regulated Shareholder, and will be convertible subject to

Agreement and Plan of Recapitalization                                    Page 7
Bitstream Inc.                                  Effective Date: October 28, 1994



                  certain conditions, but are intended to be identical to Class A Common and Class A Preferred, respectively in every other material respect.

                  2.2. Recapitalization Date. The Recapitalization Date shall be November 21, 1994. All the transactions described in this Section 2 shall be deemed to have been completed and effective as of the Recapitalization Date.

                  2.3. Stock Certificates. Certificates representing the New Stock issued hereunder shall bear legends substantially as follows:

                  - For both Common & Preferred New Stock:

                           "The shares evidenced by this certificate

                           (a)      have not been registered under the
                                    Securities Act of 1933, as amended (the
                                    "Act"), and such shares cannot be sold,
                                    transferred or hypothecated unless and until a registration statement under the Act goes into effect as to such transfer or the Corporation has received an opinion of counsel acceptable in form and substance to the Corporation that such registration is not required in order for such transfer to comply with the Act,

                           (b) are subject to restrictions on transfer contained in the Amended Articles of Organization filed with the Secretary of State of the Commonwealth (Rights of First Purchase),"

                           (c) represent one of several classes of stock of the Corporation. The full text of the designations, preferences, powers, and special and relative rights of the shares of each such class and series of stock, as set forth in the Amended Articles of Organization, will be furnished to the holder of this certificate upon written request to the Corporation and without charge

                  -        and for Preferred New Stock only:

                           "(c) are subject to restrictions on transfer contained in The Plan and Agreement of Reorganization dated October 26, 1994,
                                    Section 5 (Rights of Co-Sale)."

                2.4. Conversion of Old Stock into New Stock. On the Recapitalization Date, all of the outstanding shares of the Corporation's capital stock shall be converted automatically as follows:

                  - Shares of Classes A & B Common Old Stock and A, B, C, & D Preferred Old Stock shall become shares of a single Class A Common Stock

Agreement and Plan of Recapitalization                                    Page 8
Bitstream Inc.                                  Effective Date: October 28, 1994



                  - Shares of Class C Common Old Stock and Class E Preferred shall become shares of a single class of Class B Common New Stock (nonvoting);

                  - Preferred Classes F, H & I of Old Stock shall become shares of a single class of Class A Convertible Preferred New Stock; and

                  - Preferred Class G of Old Stock shall become shares of a single class of Class B Convertible Preferred New Stock (nonvoting).

         2.5. Conversion Table. The actual conversion shall occur according to the following chart with respect to all shares of stock outstanding:

Shares of       Shares of
Class of        Old Stock        Class of          New Stock       Subtotals of           Split
Old Stock      Outstanding      New Stock         Outstanding       New Stock           Ratio (%)
- ---------      -----------      ---------         -----------      ------------        ---------

                               New Common:

To Board of
 Directors:                    'A' Common            180,000                                N/A
A Common        1,842,700      'A' Common            122,846                              6.66667
B Common                0      'A' Common                  0                                N/A
A Preferred       955,180      'A' Common             63,678                              6.66667
B Preferred             0      'A' Common                  0                              6.66667
C Preferred       688,952      'A' Common             45,930       Tot. A Common          6.66667
D Preferred       154,321      'A' Common             10,288             422,742          6.66667
                                                   ---------           ---------
C Common*         332,461      'B' Common*            22,164       Tot. B Common          6.66667
E Preferred*      361,983      'B' Common*            24,132              46,296          6.66667
                                                   ---------           ---------

                  New Preferred:

F Preferred     1,831,800      'A' Preferred       1,831,800                            100.00000
H Preferred       685,690      'A' Preferred       2,057,070    Tot. A Preferred        300.00000
I  Preferred      100,000      'A' Preferred         300,000            4188,870        300.00000
                                                   ---------           ---------
G Preferred*      586,744      'B' Preferred*        586,744   B Pref'd: 586,744        100.00000
                ---------                          ---------           ---------

   Totals:      7,539,831                          5,244,652           5,244,652
   ------

         2.6. Exchange of Stock Certificates. Promptly after the
Recapitalization Date, each stockholder shall surrender to the Company certificates representing all of its or his shares of Old Stock in exchange by for the issuance the Company of the shares listed above as New Stock.

         2.7. Automatic Effect. In the case of any Old Stock for which the Company does not receive and exchange the certificate, the existing certificate for such Old Stock nonetheless shall be deemed automatically to represent converted shares of the New Stock equal to the integer obtained by

- -------------------
*Nonvoting stock

Agreement and Plan of Recapitalization                                    Page 9
Bitstream Inc.                                  Effective Date: October 28, 1994



multiplying the applicable Split Ratio times the number of shares of Old Stock held as of the Recapitalization Date of this Plan. Attached as Schedule 2.7 is a listing of the resulting holdings of New Stock of each shareholder after the Recapitalization Date.

         2.8. No Fractional Shares. Where the application of the Split Ratio to the Old Stock results in a fractional (decimal) number, the holder shall receive a cash payment equal to fractional number minus its integer.

         2.9. Warrants and Options. All outstanding warrants and options for Old Stock shall, as of the Recapitalization Date, become exercisable automatically for New Stock of the appropriate class in the Split Ratio stated above. The Company will issue new warrants and options at the appropriate ratio to any holder who turn its or his old ones.

         2.10. New Option Shares. In order to provide further incentives to retain and motivate key employees and service providers, and to implement the equivalent of its management incentive plan of March 1994, which contemplated substantial payments by the Company to key employees in the event that the Company were to be sold or merged for proceeds in excess of $3 million, the Company shall reserve an additional 2,750,000 shares of Common New Stock for issuance under an Incentive Stock Option Plan both to the participants in the said incentive plan and to additional key employees on an as needed basis, and under warrants for issuance to key outside service providers (consultants, directors, etc.) whose continued efforts and loyalty are deemed vital to the continued turnaround and resumed success of the Company (the "New Option Shares").

         2.11. Tax Treatment. This Agreement and Plan of Recapitalization is intended to take effect as a plan of reorganization within the meaning of
Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended.

////////////

Agreement and Plan of Recapitalization                                   Page 10
Bitstream Inc.                                  Effective Date: October 28, 1994


                                   SECTION 3

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants as follows:

         3.1. Organization and Standing of the Company. The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Massachusetts and has all requisite and corporate power and authority to own and operate its property and to carry on its business as now conducted and as now proposed to be conducted. The Company is duly licensed or qualified to do business in each jurisdiction where the ownership or leasing of property or the nature of the activities conducted by it makes such qualification necessary.

         3.2. Corporate Action. The Company holds all necessary corporate power and has taken all corporate action required to make all the provisions of this Agreement and any other agreement and instrument executed in connection herewith the valid and enforceable obligations they purport to be. Sufficient shares of authorized but unissued Common Stock and Preferred Stock of the Company have been reserved by appropriate corporate action in connection with the issuance of the shares of Preferred Stock hereunder. Upon issuance, the shares of Preferred Stock to be issued hereunder, and the shares of Common Stock issuable upon the conversion of such Preferred Stock will not fall subject to preemptive or other preferential rights or similar statutory or contractual rights, either arising pursuant to any agreement or instrument to which the Company is a party or which are otherwise binding upon the Company.

         3.3. Governmental Approvals. No authorization, consent, approval, license, filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is or will be necessary for or in connection with the execution or delivery by the Company of this Agreement or the issuance by the Company of the Preferred Stock to be issued hereunder other than the filing of the Amended Articles of Organization.

         3.4. Restrictions on Transfer of Capital Stock. There are no general restrictions on the transfer of shares of the Common or Preferred Stock of the Company, other than those (a) imposed on the stockholders pursuant to the provisions of Sections 7.1 & 7.2 hereof, (b) that may be set forth on the stock certificates in accordance with Section 2.3 hereof, or (c) are imposed by relevant domestic and foreign securities laws.

         3.5. Financial Information. Copies of the financial statements of the Company have previously been provided to all holders of stock of the Company for the twelve-month period ended September 30, 1993 and for the eleven-month period ended August, 1994. An additional, unaudited financial

Agreement and Plan of Recapitalization                                   Page 11
Bitstream Inc.                                  Effective Date: October 28, 1994


statement for the month of September, 1994 is also provided herewith (copies will be attached to the final, executed version of this Agreement as Exhibit 3.5).

                  3.5.1. Audited Statements. The financial statements for the twelve-month period ended September 30, 1993 present fairly the financial position of the Company as at the dates thereof and its results of operations for the periods covered thereby and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis. The Company bears no liability, contingent or otherwise, not disclosed in the aforesaid audited financial statements or in the notes thereto that could, together with all such other liabilities, materially affect the financial condition of the Company, nor does the Company have any reasonable grounds to know of any such liability.

                  3.5.2. Recent, Unaudited Statements. The financial statements attached for the twelve-month period ended September, 1994 are estimated, have not been audited, and are subject to year-end adjustments that may include normal recurring items and certain anticipated, one-time restructuring charges. The Fiscal Year 1995 Budget that is also attached is merely a projection, and no assurance can be given that it will correspond to actual Fiscal Year 1995 events.

                  3.5.3. Financial Changes. Since the date of said financial statements, (a) there has been no material adverse change in the business, assets or condition, financial or otherwise, operations or prospects of the Company; and (b) to the best of the Company's knowledge, neither the business, condition, operations, or prospects of the Company nor any of its properties or assets has been materially adversely affected as the result of any legislative or regulatory change, any revocation or change in any franchise, license or right to do business, or any other event or occurrence, whether or not insured against.

         3.6. Deferral of Repurchase (re the "Regulated Shareholders"). The Company shall not directly or indirectly convert, redeem, purchase or otherwise acquire any shares of any class of Common Stock or Preferred Stock of the Company unless the Company gives prior written notice (the "Company Notice") of such action to each Regulated Shareholder (as defined at Section 8). The Company will defer making any such conversion, redemption, purchase or other acquisition for a period of 10 business days after the giving of such notice in order to allow each Regulated Shareholder to determine whether it wishes to convert or take any other action with respect to the stock of the Company that it owns or controls. The Company Notice shall be deemed given when received by each Regulated Shareholder and may, if the Company so elects, be sent to such Regulated Shareholder by telefax. The Company Notice shall contain a statement as to (i) the total number of shares of each class of Common Stock and or Preferred Stock of the Company to be converted, redeemed, purchase d or otherwise acquired and (ii) the total number of

Agreement and Plan of Recapitalization                                   Page 12
Bitstream Inc.                                  Effective Date: October 28, 1994


shares of each class of Common Stock and or Preferred Stock of the Company that will be outstanding immediately following such conversion, redemption, purchase, or other acquisition.

         3.7. Repurchase of Certain Shares Held by Regulated Shareholder. In the event that the Company proposes a redemption, purchase or other acquisition ("Share Purchase"): (i) any shares of any class of Common Stock of the Company or (ii) any shares of any class of Preferred Stock of the Company where as a result of such Share Purchase of Preferred Stock any Regulated Shareholder is required to convert any shares of Preferred Stock of the Company or warrants for such shares then held by such Regulated Shareholder into shares of Common Stock in order to remain in compliance with any law, rule, regulation, interpretation or other requirement of any Person at the time applicable to such Regulated Shareholder; and as a result of any such Share Purchase, the number of outstanding shares of Common Stock of the Company held by any Regulated Shareholder plus the number of such shares issuable upon exercise of outstanding warrants therefor held by such Regulated Shareholder, together with those held by its Affiliates would constitute more than 24.9% of the total number of shares of Common Stock then outstanding (the "Maximum Permitted Percentage") (any such Share Purchase shall hereinafter be referred to as a "24.9% Transaction"), such Regulated Shareholder shall have the right to require the Company to purchase such number of shares (or any portion thereof) of Common Stock held by such holder as would be necessary to maintain such holder's aggregate holdings at the Maximum Permitted Percentage following the execution of such 24.9% Transaction (the "Excess Shares"). The purchase price per share for the Excess Shares shall be equal to (i) $.60 in the case of Common Stock and (ii) $1.00 in the case of Preferred Stock (both as adjusted accordingly for any stock splits up or splits down, stock dividends or other recapitalizations of the company occurring after the Recapitalization Date). The sale of any Excess Shares elected to be sold shall occur prior to or concurrent with the proposed 24.9% Transaction and shall be made upon surrender by such Regulated Shareholder of the certificates evidencing such Excess Shares (accompanied by appropriate stock transfer powers) against full payment by the Company payable to the order of such Regulated Shareholder or, at the request of any such holder, by wire transfer of immediately available funds to a bank designated by such holder.

///////////

Agreement and Plan of Recapitalization                                   Page 13
Bitstream Inc.                                  Effective Date: October 28, 1994


                                   SECTION 4

                            COVENANTS OF THE COMPANY
                    (Applicable to Stated Share Thresholds)

         4.1. Quarterly Financial Statements. The Company will furnish or cause to be furnished as soon as available, copies of any quarterly financial statements prepared by the Company for internal purposes to holders of greater than 5,000 shares of the New Stock of the Company.

         4.2. Maintenance of Records, Inspection. The Company will keep complete records and books of account in accordance with generally accepted accounting principles applied on a consistent basis, and permit representatives of each holder of greater than 500,000 shares of the Preferred New Stock to examine and make copies of its records and books of account.

         4.3. Board of Directors' Meetings; Discussion of Financial Affairs of Company with Officers. Each holder of greater than 500,000 shares of the Preferred New Stock shall be entitled to receive notice of and to attend meetings of the Board of Directors of the Company and to discuss the financial affairs of the Company with the Company's officers, and to receive all material information distributed to members of the Board of Directors when distributed to such members; provided, that any information disclosed or furnished to such shareholder (or its or his nominee) which shall have been indicated or designated as being "Confidential" shall be maintained as confidential and shall not be disclosed by any shareholder (or its or his nominee) to any other person except the employees and consultants of such Investor on a need-to-know basis consistent with the purposes of this Agreement.

         4.4. Adjustment of Thresholds. The share thresholds stated herein shall be adjusted accordingly for any stock splits up or splits down, stock dividends or other recapitalizations of the company occurring after the Recapitalization Date.

         4.5. Assignment of Rights to Information. The rights granted pursuant to Sections 4.1 - 4.3. may be assigned or otherwise conveyed by a holder of New Stock or by any subsequent purchaser or by any subsequent assignee or transferee of any such rights in connection with a transfer of any of the New Stock; provided, however, that such assignee or transferee (i) is not itself, does not control and is not controlled by, directly or indirectly, any competitor or the Company, (ii) shall agree to be bound by the provisions of Section 1.4 of this Agreement, and (iii) is subject to the same share ownership limits as provided in this Section 4 (as adjusted per Section 4.4). The Purchaser or any subsequent assigned or transferee of such rights shall notify the Company in writing of any such transfer,

         4.6. Termination of Covenants. The covenants in this Section 4 shall terminate and cease to have any further force and effect upon the date when a

Agreement and Plan of Recapitalization                                   Page 14
Bitstream Inc.                                  Effective Date: October 28, 1994


registration statement on Form S-1 filed by the Company under the 1933 Securities Act in connection with the first underwritten public offering of its securities becomes effective, provided that at such time the Company falls subject to the reporting requirements under the 1934 Securities Exchange Act, as amended.

                                   SECTION 5

                                RIGHT OF CO-SALE
                  (Applicable to holders of Preferred Shares)

         5.1. Except as provided at Section 5.2 hereto, each holder of shares of the Preferred New Stock (referred to within this Section as the "Co-Sale Shareholders") hereby agrees to the following right of co-sale with respect to any sale or agreement to sell, for value, any shares of Preferred Stock owned by any holder of shares of the Preferred New Stock (or its or his respective donees, transferrees, or assignees per Section 5.5 below) (referred to within this Section as the "Selling Shareholder"):

                  5.1.1. Notice Required. No Selling Shareholder shall complete a sale of its or his shares covered by this Section without first giving written notice in reasonable detail to each other Co-Sale Shareholder at least 30 days prior to such sale or agreement to sell. The Selling Shareholder shall follow up the initial notice with additional 30-day notices in the event of any material changes of the terms of the offering in price or nature of the securities offered.

                  5.1.2. Terms of Co-Sale Right. The Selling Shareholder must afford to each other Co-Sale Shareholder the opportunity to sell in such offering, on the same terms and price per share at which the Selling Shareholder intends to sell its or his shares, the number of shares of Preferred Stock held by such Co-Sale Shareholder that represents the same proportion of such Co-Sale shareholder's holdings of Preferred Stock as the number of shares of Preferred Stock to be sold by the Selling Shareholder bears to the total number of shares of Preferred Stock then held by the Selling Shareholder.

                  5.1.3. Response by Co-Sale Shareholders. Each Co-Sale Shareholder shall have twenty days following receipt of the initial notice or any subsequent follow up notice from a Selling Shareholder to respond with a request to participate in the offering on the terms stated in the notice.

                  5.1.4. Transfers for Other than Value. Each Co-Sale Shareholder agrees that it or he will not transfer for other than value, by gift, assignment or otherwise unless the transferee agrees in writing with each Co-Sale Shareholder to follow the provisions of this
         Section 5.

Agreement and Plan of Recapitalization                                   Page 15
Bitstream Inc.                                  Effective Date: October 28, 1994



         5.2. Exceptions to Co-Sale Rights. Notwithstanding anything to the contrary provided herein, the co-sale rights granted pursuant to this Section 5 shall not apply to:

                  5.2.1. Sales or agreements to sell less than 100,000 shares of Preferred Stock during any twelve-month period,

                  5.2.2. Transfers to the Selling Shareholder's family members for estate planning purposes, or

                  5.2.3. Sales or agreements to sell to the Company, or

                  5.2.4. Sales or agreements to sell to an Affiliate.

                                   SECTION 6

                               PREEMPTIVE RIGHTS
                     (Applicable to "Accredited Investors")

         6.1. Preemptive Rights. Except as provided in Section 6.2 herein, the Company grants this right to each shareholder that qualifies as an Accredited Investor as defined for the purpose of private placements pursuant to Regulation D (Rules 501 through 506 of the Securities and Exchange Commission), or any successor provision (an "Accredited Investor") the right to purchase or otherwise acquire a portion of new securities that the Company may from time to time propose to issue and sell. These preemptive rights apply to any new securities that the Company issues after the date hereof up to a limit, with respect to each Accredited Investor, equal to the percentage of the offering that such investor's shares bears to the total number of outstanding shares. For purposes of this Section 6, the term "Newly Issued Securities" shall mean any capital stock of the Company whether now authorized or not, and any rights, options or warrants to purchase capital stock and securities convertible into capital stock other than those excepted by Section 6.2.

                  6.1.1. Notice. The Company shall give each Accredited Investor written notice between thirty (30) and ninety (90) days prior to the proposed date of issuance as stated therein. The Notice shall describe the type and price of Newly Issued Securities to be issued, and the general terms upon which the Company proposes to effect their issuance. The Company shall follow up the initial notice with additional 30-day notices of any material changes of the terms of the offering in price or nature of the securities offered.

                  6.1.2. Accredited Investor Response Required. Each Accredited Investor must supply the Company with a written response no later than twenty (20) days after the written notice stating the maximum number of Newly Issued Securities the Accredited Investor agrees to purchase.

Agreement and Plan of Recapitalization                                   Page 16
Bitstream Inc.                                  Effective Date: October 28, 1994



                  6.1.3. All Shares Subscribed For. If all of the Newly Issued Securities are subscribed for pursuant to this provision, then the Company shall sell the Newly Issued Securities to the Accredited Investors on the date of issuance as stated in the Notice. If the number of Newly Issued Securities subscribed for shall exceed the number offered, the shares to be sold shall be allocated among the accepting Accredited Investors, insofar as reasonably practicable, in relation to their then holdings of the Company.

                  6.1.4. Unsubscribed Shares. If less than all of the shares or other securities of the Newly Issued Securities are subscribed for, then the Company may sell all of the shares or other securities of the Newly Issued Securities to any person, corporation or entity upon the same price, terms and conditions as set forth in the Notice for a period of ninety (90) days following the sale dated as set forth in the Notice.

                  6.1.5. Loans from Shareholders. The Company and the Accredited Investors acknowledge that certain of the Accredited Investors have loaned money to the Company (either directly or by deferring receipt of compensation income), and that one or more of them may loan money to the Company in the future. The Company and the Accredited Investors agree that in the event that any Accredited Investor elects to purchase any portion of the Newly Issued Securities, he may pay for all or part of the purchase by canceling all or a part of the debt owed to him or the Company, even though such debt at the time is not yet due and payable. The Company agrees that it will accept such cancellation of debt in lieu of cash.

         6.2. Exceptions to Preemptive Rights. Notwithstanding anything to the contrary provided herein, the preemptive rights granted pursuant to this Section 6 shall not apply to the:

                  6.2.1. issuance of any securities upon conversion of any class of convertible Preferred Stock of the Company or any class of Common Stock into any other securities issued by the Company, or upon the exercise of any outstanding warrants or options

                  6.2.2. issuance of any options or warrants for the New Option Shares (per Section 2.10), or shares pursuant to the same.

                  6.2.3. sale of securities in a public offering, or

                  6.2.4. issuance of securities pursuant to any stock dividend or other pro rata distribution to shareholders declared by the Board of Directors of the Company.

         6.3. Issuances to Regulated Shareholders. At the option of any Regulated Shareholder, the right to purchase granted hereby may be exercisable for shares of, or rights or options to purchase shares of or shares

Agreement and Plan of Recapitalization                                   Page 17
Bitstream Inc.                                  Effective Date: October 28, 1994


convertible into or exchangeable for shares of Common Stock or Preferred Stock of the same class then held by such holder or equivalent non-voting securities. If the right to purchase granted hereby is exercised for such shares, etc., and if, because of such exercise, the Company is required to issue a new class or new classes of non-voting securities, the said Regulated Shareholder shall bear all fees, costs and expenses of each issuance of a new class or new classes of non-voting securities, up to a maximum aggregate amount of $5,000.

                                   SECTION 7

                                  REGISTRATION
                         (Applicable to All New Stock)

         7.1. Piggyback Registration. Notice by Company. If at any time or times after the Recapitalization Date the Company shall determine to register shares of its Common Stock under the Securities Act (other than (a) the registration of an offer and sale of securities to employees of or other persons providing services to the Company pursuant to an employee or similar benefit plan, registered on Form S-8 or comparable form; or (b) relating to a merger, acquisition or other transaction of the type described in Securities Act Rule 145 or comparable rule, registered on Form S-14, Form S-15 or similar form), the Company shall send prompt written notice of such determination to each Person who is a stockholder or holding an option or warrant issued pursuant to the reservation of the New Option Shares ("Investor").

                  7.1.1. Inclusion in Registration. If within 20 days after receipt of such notice such Investor shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of such holder's New Stock or such stock as may be issued or issuable upon conversion thereof or upon exercise of an option or warrant issued pursuant to the reservation of the New Option Shares (the "Registrable Shares") as such holder requests to be registered; provided, however:

                           7.1.1.1. First Offering. In the case of the first
                  such registration of Common Stock by the Company, the Company shall not be required to register any Registrable Shares which the principal underwriter of a firm commitment underwritten offering shall reasonably and in good faith refuse in writing to include in such offering; and provided, further, that in the event of such refusal by such principal underwriter, then the Company will ensure that each holder of Registrable Shares may participate proportionately with all other holder of Registrable Shares to be included in such offering.

                           7.1.1.2. Secondary Offering. If the registration is
                  exclusively of a secondary offering, each holder of Registrable Shares shall bear its proportionate share of the expenses of the registration and offering, except expenses which the Company

Agreement and Plan of Recapitalization                                   Page 18
Bitstream Inc.                                  Effective Date: October 28, 1994



              would have incurred whether or not registration was attempted, including without limitation the expense of preparing normal audited or unaudited financial statements or summaries consistent with this Agreement or applicable reports to the Securities and Exchange Commission.

         7.2. Required Registration. The holders of not less than 50% of the Registrable Shares then held by the stockholders shall have the right, exercisable on any two occasions after the closing of a Public Offering, to require the Company to use its best efforts to cause not less than 30% of the Registrable Shares then held by the stockholders to be registered under the Securities Act as expeditiously as possible. Such right shall be exercised by a written notice from such holders to the Company which designates the number of Registrable Shares then held by such holders as to which such registration is sought .

         7.3. Registration on Form S-3. In addition to the rights provided the holders of Registrable Shares in Sections 7.1 & 7.2 above, if the registration of Registrable Shares under the Securities Act can be effected on Form S-3 (or any similar form promulgated by the SEC), the Company will promptly so notify each holder of the Registrable Shares, including each holder who has a right to acquire Registrable Shares, and then will at any time, and from time to time thereafter, as expeditiously as possible, use its best efforts to effect qualification and registration under the Securities Act on said Form S-3 of all or such portion of the Registrable Shares as the holder or holders shall specify.

         7.4. Effectiveness. The Company will use its best efforts to maintain for up to nine months the effectiveness of any registration statement pursuant to which any of the Registrable Shares are being offered, and from time to time will amend or supplement such registration statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

         7.5. Indemnification. In the event any Registrable Shares are included in a registration statement under this Agreement:

                  7.5.1. Of Holder. To the extent permitted by law, the Company will indemnify and hold harmless each holder requesting or joining in a registration, any underwriter (as defined in the Securities Act of 1933) for it, and each Person, if any, who controls such holder or underwriter within the meaning of the Securities Act of 1933 ("Holder Indemnitee"), against any losses, claims, damages, or liabilities, joint and several, to which they may become subject under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based on any untrue or alleged untrue statement of any material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or arise out of or are based upon the omission or alleged

Agreement and Plan of Recapitalization                                   Page 19
Bitstream Inc.                                  Effective Date: October 28, 1994



         omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading or arise out of any violations by the Company of any rule or regulation promulgated under the Securities Act of 1933 applicable to the Company and relating to action or inaction required of the Company in connection with any such registration; and will reimburse each such Holder Indemnitee for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not shall not be unreasonably withheld) nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in connection with such registration statement, preliminary prospectus, final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished expressly for use in connection with registration by any such Holder Indemnitee.

                  7.5.2. Of Company. To the extent permitted by law, each holder of Registrable Shares requesting or joining in a registration will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act of 1933, and each agent and any underwriter for the Company (a "Company Indemnitee") (within the meaning of the Securities Act of
         1933) against any losses, claims, damages, or liabilities to which the Company Indemnitee may become subject, under the Securities Act of 1933 or otherwise, insofar as such losses, claims, damages, or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such registration statement, including any preliminary or final prospectus contained therein or any amendments of supplements thereto, arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or final prospectus, or amendments or supplements thereto, in reliance upon and in conformity with written information furnished by such holder expressly for use in connection with such registration; and each such holder will reimburse any legal or other expenses reasonably incurred by the Company or any such Company Indemnitee in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the

Agreement and Plan of Recapitalization                                   Page 20
Bitstream Inc.                                  Effective Date: October 28, 1994



         indemnity agreement contained in this subsection shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of such holder (which consent shall not be unreasonably withheld), and further provided that such holder's obligations hereunder shall be limited to an amount equal to the net proceeds realized by such holder of Registrable Shares pursuant to the sale of such Registrable Shares in such registration.

                  7.5.3. Method of Indemnification. Promptly after receipt by an indemnitee under this section of notice of the commencement of any action, such indemnitee will, if a claim in respect thereof is to be made against any indemnifying party under this subsection, notify the Indemnifying Party in writing of the commencement thereof and the Indemnifying Party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel mutually satisfactory to the parties. The failure to notify an indemnifying party promptly of the commencement of any action, if and only if prejudicial to his ability to defend such action, shall relieve such Indemnifying Party of any liability to the Indemnified Party under this subsection, but the omission so to notify the Indemnifying Party will not relieve him of any liability that he may have to any Indemnified Party otherwise than under this subsection.

         7.6. Exchange Act. If the Company falls subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, the Company will use its best efforts to timely file with the SEC such information as the SEC may require under either of said Sections; and in such event, the Company shall use its best efforts to take all action as may be required as a condition to the availability of Rule 144 under the Securities Act (or any successor exemptive rule hereinafter in effect) with respect to its Common Stock. The Company shall furnish to any holder of Registrable Shares forthwith upon request (a) a written statement by the Company as to its compliance with the reporting requirements of Rule 144, (b) a copy of the most recent annual or quarterly report of the Company as filed with the SEC, and (c) such other reports and documents as such holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a holder to sell any such Registrable Shares without registration.

         7.7. Damages. The Company recognizes and agrees that holders of the Registrable Shares will not have an adequate remedy at law if the Company fails to comply with the provisions of this Section 7 and that damages will not be readily ascertainable. The Company therefore expressly agrees that, in the event of such failure, it shall not oppose an application by the holders of Registrable Shares or any other person entitled to the benefits of this Section 7 requiring specific performance of any and all provisions of this Section 7 enjoining the Company from continuing to commit any such breach of this Section 7.

Agreement and Plan of Recapitalization                                   Page 21
Bitstream Inc.                                  Effective Date: October 28, 1994



         7.8. Further Obligations of the Company. Whenever, under the preceding provisions of this Section 7, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                  7.8.1. Furnish to each selling holder of Registrable Shares such copies of each preliminary and final prospectus and such other documents as such holder may reasonably request to facilitate the public offering of its Registrable Shares;

                  7.8.2. Use its best efforts to register or qualify the Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as any selling holder may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                  7.8.3. Furnish to each selling holder a signed counterpart of

                           (i) an opinion of counsel for the Company, dated the
                  effective date of the registration statement, and

                           (ii) "comfort" letters signed by the Company's
                  independent public accountants who have examined and reported on the Company's financial statements included in the registration statement, to the extent permitted by the standards of the American Institute of Certified Public Accountants,

         covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and (in the case of the accountants "comfort" letters) with respect to events subsequent to the date of the financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' "comfort" letters delivered to the underwriters in underwritten public offerings of securities, to the extent that the Company is required to deliver or cause the delivery of such opinion or "comfort" letters to the underwriters in an underwritten public offering of securities;

                  7.8.4. Permit each selling holder or his counsel or other representative to inspect and copy such corporate documents and records as may reasonably be requested by them;

                  7.8.5. Furnish to each selling holder a copy of all documents filed and all correspondence from or to the SEC in connection with any such offering; and

Agreement and Plan of Recapitalization                                   Page 22
Bitstream Inc.                                  Effective Date: October 28, 1994



                  7.8.6. Use its best efforts to insure the obtaining of all necessary approvals from the National Association of Securities Dealers, Inc.

         7.9. Expenses. In the case of a registration under Section 7.1 (except as otherwise provided in the case of registration which is exclusively of a secondary offering) or Section 7.2, the Company shall bear all costs and expenses of each such registration, including, but not limited to, printing, legal and accounting expenses, SEC filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear (a) any portion of the fees or disbursements of more than one counsel for the selling holders of Registrable Shares in connection with the registration of their Registrable Shares in connection with the registration of their Registrable Shares, or (b) any portion of the underwriters' commissions or fees attributable to the registration of Registrable Shares.

                                   SECTION 8

                                  DEFINITIONS

         8.1. Affiliate. shall mean with respect to any Person, any other person, directly or indirectly controlling, controlled by or under common control with such Person. For the purpose of the above definition, the term "control" (including with correlative meaning, "controlling," "controlled by," "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

         8.2. "Person" shall mean an individual, a partnership, corporation, trust, joint venture, an unincorporated association, or a government or any department or agency thereof.

         8.3. "Regulated Shareholder" shall mean (i) any stockholder that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part 225) or any successor to such

Agreement and Plan of Recapitalization                                   Page 23
Bitstream Inc.                                  Effective Date: October 28, 1994



regulation ("Regulation Y") and to which shares of Class B Common Stock and Class B Preferred Stock of the Corporation are issued pursuant to the recapitalization effected with these Articles, so long as such stockholder shall hold such shares of Common Stock or Preferred Stock or shares issued upon conversion of such shares, or warrants to purchase any shares of those classes,
(ii) any Affiliate of any such Regulated Shareholder that is a transferee of any shares of Common Stock or Preferred Stock of the Corporation or warrants for the same, so long as such Affiliate shall hold, and only with respect to, such shares of Common Stock or Preferred Stock or shares issued upon conversion of such shares and (iii) any Person to which such Regulated Shareholder or any of its Affiliates has transferred such shares or warrants, so long as such transferree shall hold, and only with respect to, any shares or warrants transferred by such stockholder or Affiliates or any shares issued upon conversion of such shares or exercise of such warrants but only if such Person (or any Affiliate of such Person) falls subject to the provisions of Regulation Y.

                                   SECTION 9

                                 MISCELLANEOUS

         9.1. Survival. The agreements and covenants contained in Sections 1, 4, 5, 6, 7 & 8 shall survive the Effective Date

         9.2. No Waiver; Cumulative Remedies. No failure or delay on the part of a party or stockholder in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise there or the exercise of any other right, power or remedy hereunder.

         9.3. Amendments, Waivers, and Consents. Notwithstanding any provision in this Agreement to the contrary, changes in or additions to this Agreement may be made, and compliance with any covenant or provision herein set forth may be omitted or waived with respect to the party affected thereby by a writing signed by that party.

         9.4. Notices. All notices, hereunder shall be in writing to the Company at its headquarters address (cc: Legal Department) and to the shareholders at their addresses as stated in the stockholder records of the Company, or at such other address as any party hereto may designate in writing.

         9.5. Costs, Expenses and Taxes. Each party to this Agreement shall bear his or its own legal or other related expenses in connection with the preparation and/or negotiation of this Agreement.

         9.6. Brokers, etc. There is no broker, finder, etc. with any right to any commission in connection with this Agreement.

Agreement and Plan of Recapitalization                                   Page 24
Bitstream Inc.                                  Effective Date: October 28, 1994



         9.7. Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the Company, each of the stockholders, and their respective successors and assigns.

         9.8. Governing Law. The laws of the Commonwealth of Massachusetts shall govern this Agreement.

         In Witness Whereof, the parties hereto have executed this Agreement, as of the Effective Date.

JHI DEVELOPMENT CAPITAL LIMITED             PRIVEST I N.V.

By: /s/ Robert A. Christensen               By: /s/
    -------------------------------             -------------------------------
    Robert A. Christensen, Director

BANCBOSTON VENTURES, INC.                   J.P. MORGAN CAPITAL CORP.

By: /s/ Peter Roberts                       By: /s/ Mark Hulak
    -------------------------------             -------------------------------
    Peter Roberts                               Mark Hulak

                                            PRIVEST II N.V.

/s/ James W. Sole                           By: /s/
- -----------------------------------             -------------------------------
James W. Sole

/s/ Amos Kaminski                           /s/ Morton E. Goulder
- -----------------------------------         -----------------------------------
Amos Kaminski                               Morton E. Goulder

/s/ Susan D. Johnson                        /s/ David G. Lubrano
- -----------------------------------         -----------------------------------
Susan D. Johnson (nee' Gosselin)            David G. Lubrano

INTERFID LTD.

By:  /s/                                    /s/ George B. Beitzel
    -------------------------------         -----------------------------------
                                            George B. Beitzel

GEORGE BEITZEL TRUST

By: /s/ George B. Beitzel                   /s/ John Collins
    -------------------------------         -----------------------------------
    George B. Beitzel, Trustee              John Collins


BITSTREAM INC.

By: /s/ C. Ray Boelig
    -------------------------------
    C. Ray Boelig, President